   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2004.

                                                    REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

                        BROOKFIELD PROPERTIES CORPORATION
             (Exact name of registrant as specified in its charter)


              CANADA                                   NOT APPLICABLE
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 _______________

                                    BCE PLACE
                                 181 BAY STREET
                                    SUITE 330
                        TORONTO, ONTARIO, CANADA M5J 2T3
                                 (416) 359-8600
                    (Address of principal executive offices)
                                 _______________

               BROOKFIELD PROPERTIES CORPORATION SHARE OPTION PLAN
                            (Full title of the plan)
                                 _______________

                                    TORYS LLP
                                 237 PARK AVENUE
                               NEW YORK, NY 10017
                            ATTENTION: ANDREW J. BECK
                                 (212) 880-6000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                                 _______________

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                        Proposed      Proposed
                                        Maximum        Maximum
                         Amount         Offering      Aggregate       Amount of
Title of securities      to be         Price per       Offering     Registration
to be registered      Registered(1)     Share(2)       Price(2)          Fee
----------------      -------------     --------       --------     ------------
Common Shares       9,000,000 shares    $29.97       $269,730,000     $34,175

================================================================================

(1) Plus such indeterminate number of common shares of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based upon the average of the reported high and low sales price of the common shares of Brookfield Properties Corporation on February 20, 2004 on the New York Stock Exchange (a date within five business days of the filing of this Registration Statement).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 are not required to be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Brookfield Properties Corporation as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been and will in the future be filed by us with the SEC are incorporated in the Registration Statement by reference:

          (a) Our Annual Report on Form 40-F for the fiscal year ended December 31, 2002, which contains our audited financial statements for such fiscal year.

          (b) All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002.

          (c) The description of our common shares contained in our Registration Statement on Form 40-F, as filed with the SEC on April 23, 1999, including any amendment or report filed for the purpose of amending such description.

          In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document, provided that reports on Form 6-K shall be so deemed incorporated by reference only if and to the extent indicated in such reports.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 124 of the Canada Business Corporations Act (the "Act") provides as follows:

          124. (1) Indemnification -- A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

          (2) Advance of costs -- A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

          (3) Limitation -- A corporation may not indemnify an individual under subsection (1) unless the individual

          (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

          (4) Indemnification in derivative actions -- A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

          (5) Right to indemnity -- Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

          (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

          (b) fulfils the conditions set out in subsection (3).

          (6) Insurance -- A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

          (a) in the individual's capacity as a director or officer of the corporation; or

          (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

          (7) Application to court -- A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

          (8) Notice to Director -- An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

          (9) Other notice -- On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

          The by-laws of Brookfield provide that Brookfield shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Brookfield's request as a director or officer of another corporation of which Brookfield is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Act.

          Brookfield maintains directors and officers insurance with an annual policy limit of Cdn.$50,000,000 subject to a corporate deductible of Cdn.$250,000 per loss. Under this insurance coverage, Brookfield and certain of its associated companies (collectively, the "Organization") are reimbursed for indemnity payments made to directors or officers as required or permitted by law or under provisions of its by-laws as indemnity for losses, including legal costs, arising from acts, errors or omissions committed by directors and officers during the course of their duties as such. This insurance also provides coverage to individual directors and officers without any deductible if they are not indemnified by the Organization. The insurance coverage for directors and officers has certain exclusions including, but not limited to, those acts determined to be deliberately fraudulent or dishonest or have resulted in personal profit or advantage.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Brookfield pursuant to the foregoing provisions, Brookfield has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on the 25th day of February, 2004.


                                       BROOKFIELD PROPERTIES CORPORATION


                                       By:     /s/ Richard B. Clark
                                          --------------------------------------
                                            Name:  Richard B. Clark
                                            Title: President and Chief Executive
                                                   Officer


                               POWERS OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Richard B. Clark and Craig Laurie, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities listed below and on February 25, 2004.

SIGNATURE                  TITLE
---------                  -----
/s/ Richard B. Clark       President and Chief Executive Officer and Director
-------------------------  (principal executive officer)
Richard B. Clark

/s/ Craig Laurie           Chief Financial Officer (principal financial and
-------------------------  accounting officer)
Craig Laurie

/s/ Gordon E. Arnell       Chairman of the Board of Directors
-------------------------
Gordon E. Arnell

SIGNATURE                  TITLE
---------                  -----

-------------------------  Director
David D. Arthur

/s/ William T. Cahill      Director
-------------------------
William T. Cahill

/s/ Jack L. Cockwell       Director
-------------------------
Jack L. Cockwell

/s/ J. Bruce Flatt         Director
-------------------------
J. Bruce Flatt

/s/ Lance Liebman          Director
-------------------------
Lance Liebman

/s/ John R. McCaig         Director
-------------------------
John R. McCaig

/s/ Paul D. McFarlane      Director
-------------------------
Paul D. McFarlane


-------------------------  Director
Allan S. Olson

/s/ Sam Pollock            Director
-------------------------
Sam Pollock

/s/ John E. Zuccotti       Director
-------------------------
John E. Zuccotti

                            AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Properties Corporation in the United States, on February 25, 2004.

                                                  TORYS LLP


                                                  By: /s/ Andrew J. Beck
                                                      --------------------------
                                                      Name:  Andrew J. Beck
                                                      Title: Partner

                                  EXHIBIT INDEX

EXHIBIT             DESCRIPTION OF EXHIBIT
-------             ----------------------
  4.1               Brookfield Properties Corporation Share Option Plan

  4.2               Restated Articles of Incorporation

  5.1               Opinion of Torys LLP

 23.1               Consent of Deloitte & Touche LLP

 23.2               Consent of Torys LLP (contained in Exhibit 5.1)

 24.1 Power of Attorney (included on the signature page of this Registration Statement)